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                                                             Exhibit 23.1


                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                      /s/ Arthur Andersen LLP

                                      ARTHUR ANDERSEN LLP



Pittsburgh, Pennsylvania
August 9, 1996